October 26, 2017 Q3 2017 Financial Results Exhibit 99.2

2PROPRIETARY Legal Notices Forward-Looking Statements This presentation and the oral remarks made in connection herewith may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including those relating to 2017 financial projections, including net sales excluding FX, Adjusted EBITDA, interest expense, tax rate, as adjusted, free cash flow, capital expenditures, depreciation and amortization, diluted shares outstanding, cost savings, contributions from acquisitions, raw material cost increases, working capital improvement, and related assumptions. Any forward-looking statements involve risks, uncertainties and assumptions. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “target,” “project,” “forecast,” “seek,” “will,” “may,” “should,” “could,” “would,” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances as of the date hereof. Although we believe that the assumptions and analysis underlying these statements are reasonable as of the date hereof, investors are cautioned not to place undue reliance on these statements. We do not have any obligation to and do not intend to update any forward-looking statements included herein, which speak only as of the date hereof. You should understand that these statements are not guarantees of future performance or results. Actual results could differ materially from those described in any forward-looking statements contained herein or the oral remarks made in connection herewith as a result of a variety of factors, including known and unknown risks and uncertainties, many of which are beyond our control including, but not limited to, the risks and uncertainties described in "Non- GAAP Financial Measures," and "Forward-Looking Statements" as well as "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017. Non-GAAP Financial Measures The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including net sales excluding FX, Adjusted Net Income, EBITDA, Adjusted EBITDA, Free Cash Flow, tax rate, as adjusted, and Net Debt. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Adjusted EBITDA consists of EBITDA adjusted for (i) non-operating income or expense, (ii) the impact of certain non-cash, nonrecurring or other items that are included in net income and EBITDA that we do not consider indicative of our ongoing performance and (iii) certain unusual or nonrecurring items impacting results in a particular period. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. Adjusted Net Income shows the adjusted value of Net Income attributable to controlling interests after removing the items that are determined by management to be unusual or nonrecurring in nature or items that we do not consider indicative of our ongoing operating performance. Our use of the terms net sales excluding FX, Adjusted Net Income, EBITDA, Adjusted EBITDA, Free Cash Flow, tax rate, as adjusted, and Net Debt may differ from that of others in our industry. Net sales excluding FX, Adjusted Net Income, EBITDA, Adjusted EBITDA and Free Cash Flow should not be considered as alternatives to net sales, net income, operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Net sales excluding FX, Adjusted Net Income, EBITDA, Adjusted EBITDA, Free Cash Flow, tax rate, as adjusted, and Net Debt have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for non-GAAP estimates for net sales excluding FX, Adjusted Net Income, EBITDA, Adjusted EBITDA, Free Cash Flow or tax rate, as adjusted, as-reported on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project those items and they may have a substantial and unpredictable impact on our US GAAP results. Segment Financial Measures The primary measure of segment operating performance is Adjusted EBITDA, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results, providing a measure that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on Net Income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available. Defined Terms All capitalized terms contained within this presentation have been previously defined in our filings with the United States Securities and Exchange Commission.

3PROPRIETARY Q3 2017 Highlights  Net sales and Adjusted EBITDA results  Net sales of $1,091.8 million; acquisition growth of 9.7% versus Q3 2016  Net income (attributable to Axalta) of $54.9 million versus $6.6 million loss in Q3 2016; Adjusted net income of $65.0 million versus $81.6 million in Q3 2016  Adjusted EBITDA of $209.5 million versus $230.4 million in Q3 2016  Balance sheet & cash flow progress  Operating cash flow of $212.3 million and free cash flow of $182.5 million in Q3 versus $145.3 million and $114.8 million, respectively, in the same quarter last year  Net debt slightly reduced with stronger cash generation in Q3  Capital deployment activities  Acquired Plascoat Systems Limited (U.K.)  Wood coatings integration on plan and business performing well  Repurchased $50.1 million in Axalta stock at average price of $29.05  Operating highlights  Axalta Way savings on track for year  Completed organizational realignment for Americas; announced global head of Refinish  Multiple new product launches in Industrial; Syrox refinish product line launch in China

4PROPRIETARY Q3 Consolidated Results Financial Performance Commentary Net Sales Variance $1,021 Price Acq. Q3 2017 $1,092 FXQ3 2016 Volume Net sales growth driven by acquisitions  Acquisitions provided +9.7% growth in Performance Coatings, mainly in North America and EMEA  Net sales pressured by lower volumes in North America and Latin America Refinish, partially offset by solid growth in Industrial and Commercial Vehicle end-markets  Reduced average pricing in Light Vehicle and Industrial, partially offset by increased Refinish average price  1.9% favorable currency impact driven by stronger Euro; an inflection point following 2+ years of currency headwinds (3.9%) (0.7%) +1.9% +9.7% +7.0% ($ in millions) 2017 2016 Incl. F/X Excl. F/X Performance 694 617 12.5% 10.4% Transportation 398 404 (1.4%) (2.8%) Net Sales 1,092 1,021 7.0% 5.1% Net Income (Loss) (1) 55 (7) Adjusted EBITDA 210 230 (9.1%) (1) Represents Net Income (Loss) attributable to controlling interests Q3 % Change

5PROPRIETARY Q3 Performance Coatings Results Financial Performance Commentary Net Sales Variance $694 $617 Q3 2017Acq.FXVolumeQ3 2016 Price (6.6%) +0.9% +2.1% +12.5%+16.1% Strong net sales growth led by M&A contribution  16.1% growth from M&A, driven by recent Industrial acquisitions  Refinish volumes impacted by North America and Latin America headwinds, offset by strong Industrial organic volume growth across all regions  Price increases across all regions in Refinish, offset by price-mix headwinds in Industrial  2.1% favorable currency impact mainly from the Euro Adjusted EBITDA margin lower  Margin impacted by lower organic volume and raw material headwinds, offset by currency impact, reduction in operating costs, and modest early acquisition contributions Q3 ($ in millions) 2017 2016 Incl. F/X Excl. F/X Refinish 395 432 (8.4%) (10.6%) Industrial 298 185 61.4% 59.5% Net Sales 694 617 12.5% 10.4% Adjusted EBITDA 135 146 (7.3%) % margin 19.5% 23.6% % Change

6PROPRIETARY Q3 Transportation Coatings Results Financial Performance Commentary Net Sales Variance Net sales led by Commercial Vehicle  Solid Light Vehicle volume growth in Latin America, offset by North America volume reduction; Commercial Vehicle growth led by North America and Asia Pacific  Lower average pricing in Light Vehicle reflecting previous concessions  1.4% favorable currency impact mainly from the Euro Adjusted EBITDA margin lower  Margin impact from lower average selling prices and raw material headwinds, partially offset by reduction in operating costs $398 $404 Acq.Price Q3 2017Q3 2016 FXVolume +0.2% (3.0%) +1.4% +0.0% (1.4%) ($ in millions) 2017 2016 Incl. F/X Excl. F/X Light Vehicle 310 321 (3.6%) (4.9%) Commercial Vehicle 89 83 6.7% 5.2% Net Sales 398 404 (1.4%) (2.8%) Adjusted EBITDA 74 85 (12.2%) % margin 18.7% 21.0% Q3 % Change

7PROPRIETARY Debt and Liquidity Summary Capitalization Comments  Leverage ratio stable relative to last quarter due primarily to:  Increased debt balances from Euro denominated instruments from continued strength in the Euro  North American Industrial Wood acquisition financed and completed in June 2017 only contributes four months to LTM Adjusted EBITDA  LTM Adjusted EBITDA impacted by lower Q3 result versus prior year  Increase in cash balances partially offset noted headwinds above (1) Assumes exchange rate of $1.177 USD/Euro (2) Total Net Debt = Total Debt minus Cash and Cash Equivalents (3) Total Net Leverage = Total Net Debt / LTM Adjusted EBITDA ($ in millions) @ 9/30/2017 Maturity Cash and Cash Equivalents $589 Debt: Revolver ($400 million capacity) - 2021 First Lien Term Loan (USD) 1,972 2024 First Lien Term Loan (EUR) (1) 464 2023 Total Senior Secured Debt $2,436 Senior Unsecured Notes (USD) 490 2024 Senior Unsecured Notes (EUR) (1) 388 2024 Senior Unsecured Notes (EUR) (1) 521 2025 Capital Leases 53 Other Borrowings 14 Total Debt $3,903 Total Net Debt (2) $3,314 LTM Adjusted EBITDA $864 Total Net Leverage (3) 3.8x

Full Year 2017 Guidance

($ millions)	Q2 Guidance	Revised
Net Sales	7-8%	6-7%
Net Sales, ex FX	8-9%	6-7%
Adjusted EBITDA	$940-970	$870-900
Interest Expense	~$150	~$150
Tax Rate, As Adjusted	22-24%	22-24%
Free Cash Flow Cash flow from operations less capex	$440-480	$360-400
Capex	~$130	~$130
D&A	$350	~$350
Diluted Shares (millions)	246-249	~246

Comments on Revised Guidance

- Full year guidance has been revised to reflect impacts from distributor working capital adjustments, raw material costs, and recent natural disasters
- Net sales growth includes incremental M&A contribution from completed acquisitions
- Margin headwinds from input cost inflation, certain pricing and mix differences
- Tax rate, as adjusted, benefits from full year effect of actions completed in mid-2016
- Free cash flow expectation incorporates reduced Adjusted EBITDA forecast

PROPRIETARY 8 AXALTA COATING SYSTEMS

Appendix

10PROPRIETARY Full Year 2017 Assumptions  Global GDP growth of approximately 3.1%  Global industrial production growth of approximately 3.0%  Global auto build growth of approximately 1.9%  Headwinds from supply constrictions in some raw material categories i.e. Monomers, Polyester Resins and TiO2 more pronounced than inflation related to Oil Currency 2016 % Axalta Net Sales 2016 Average Rate 2017 Average Rate Assumption USD % Impact of F/X Rate Change US$ per Euro ~28% 1.11 1.13 2.1% Chinese Yuan per US$ ~13% 6.65 6.81 (2.3%) Brazilian Real per US$ ~3% 3.49 3.18 9.7% Mexican Peso per US$ ~2% 18.68 18.76 (0.4%) US$ per British Pound ~2% 1.36 1.28 (5.4%) Russian Ruble per US$ ~1% 67.03 58.21 15.1% Turkish Lira per US$ ~1% 3.02 3.58 (15.6%) Other ~50% N/A N/A 0.2% Currency AssumptionsMacroeconomic Assumptions

11PROPRIETARY Adjusted EBITDA Reconciliation Note: Numbers might not foot due to rounding. ($ in millions) FY 2016 Q1 2016 Q2 2016 Q3 2016 Q1 2017 Q2 2017 Q3 2017 LTM 9/30/2017 Net Income (loss) $45 $33 $52 (5) $66 (19) $56 $68 Interest Expense, net 178 50 48 43 36 36 38 147 Provision for Income Taxes 38 14 17 (8) 10 10 2 37 Depreciation & Amortization 322 76 79 81 82 84 89 341 Reported EBITDA $583 $173 $195 $111 $194 $111 $185 $594 A Debt extinguishment and refinancing related costs 98 - 2 82 - 12 1 27 B Foreign exchange remeasurement (gains) losses 31 8 18 5 (1) 6 4 9 C Long-term employee benefit plan adjustments 2 1 1 1 - - - (1) D Termination benefits and other employee related costs 62 2 7 16 1 - 6 44 E Consulting and advisory fees 10 3 3 3 - - - 1 F Transition-related costs - - - - - 4 2 6 G Offering and transactional costs 6 - 1 3 (1) 7 - 8 H Stock-based compensation 41 10 11 10 10 11 9 40 I Other adjustments 5 2 2 1 - 3 1 3 J Dividends in respect of noncontrolling interest (3) (2) - (2) - (1) (2) (2) K Deconsolidation impacts and impairments 68 - 11 - - 74 4 135 Total Adjustments $319 $24 $56 $119 $9 $116 $25 $270 Adjusted EBITDA $902 $196 $251 $230 $203 $227 $210 $864

12PROPRIETARY Adjusted EBITDA Reconciliation (cont’d) A. During the year ended December 31, 2016 we amended our Credit Agreement and refinanced our indebtedness, resulting in losses of $88 million, and prepaid principal on our term loans, resulting in non-cash extinguishment losses of $10 million. In 2Q and 3Q 2016, we prepaid principal on the Term Loans and recorded non-cash losses on extinguishment of $2 million and $4 million, respectively. Additionally, in 3Q 2016 and 2Q 2017 we further amended our Credit Agreement and refinanced our indebtedness, resulting in losses of $78 million and $12 million, respectively. During 3Q 2017, we recorded $1 million resulting from changes in estimates associated with the refinancing of our term loans during 2Q 2017. We do not consider these to be indicative of our ongoing operating performance. B. Eliminates foreign exchange gains and losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of impacts of our foreign currency instruments used to hedge our balance sheet exposures. C. Eliminates the non-cash, non-service cost components of long-term employee benefits. D. Represents expenses primarily related to employee termination benefits and other employee-related costs associated with our Axalta Way initiatives, which are not considered indicative of our ongoing operating performance. E. Represents fees paid to consultants for professional services primarily related to our Axalta Way initiatives, which are not considered indicative of our ongoing operating performance. F. Represents integration costs related to the acquisition of the Industrial Wood business that was a carve-out business from Valspar. These amounts are not considered indicative of our ongoing operating performance. G. Represents acquisition-related expenses, including changes in the fair value of contingent consideration, as well as costs associated with the 2016 secondary offerings of our common shares by Carlyle, both of which are not considered indicative of our ongoing operating performance. H. Represents non-cash costs associated with stock-based compensation. I. Represents costs for certain non-operational or non-cash (gains) and losses unrelated to our core business and which we do not consider indicative of ongoing operations, including equity investee dividends, indemnity losses (gains) associated with the Acquisition, losses (gains) on sale and disposal of property, plant and equipment, losses (gains) on the remaining foreign currency derivative instruments and non-cash fair value inventory adjustments associated with our business combinations. J. Represents the payment of dividends to our joint venture partners by our consolidated entities that are not wholly owned, which are reflected to show cash operating performance of these entities on Axalta’s financial statements. K. As a result of currency devaluations in Venezuela, during the year ended December 31, 2016, we recorded non-cash impairment charges relating to a real estate investment for $11 million and long-lived assets for $58 million. In conjunction with the deconsolidation of our Venezuelan subsidiary during 2Q 2017, we recorded a loss on deconsolidation of $71 million. In addition, during 2Q 2017 and 3Q 2017, we recorded non-cash impairment charges related to the closure and the sale of manufacturing facilities previously announced for closure of $3 million and $4 million respectively. We do not consider these to be indicative of our ongoing operating performance.

13PROPRIETARY Adjusted Net Income Reconciliation ($ in millions) Q3 2016 Q3 2017 Net Income (loss) (5) $56 Less: Net income attributable to noncontrolling interests 2 1 Net income (loss) attributable to controlling interests (7) 55 A Debt extinguishment and refinancing related costs 82 1 B Foreign exchange remeasurement losses 5 4 C Termination benefits and other employee related costs 16 6 D Consulting and advisory fees 3 - E Transition-related costs - 2 F Offering and transactional costs 3 - G Deconsolidation impacts and impairments - 4 H Other 1 1 Total adjustments $110 $18 I Income tax impacts $21 $8 Adjusted net income $82 $65 Note: Numbers might not foot due to rounding.

14PROPRIETARY Adjusted Net Income Reconciliation (cont’d) A. In 3Q 2016, we prepaid outstanding principal on our term loans, resulting in a non-cash loss on extinguishment of $4 million. We also amended our Credit Agreement and refinanced our indebtedness, resulting in additional losses of $78 million. During 3Q 2017, we recorded $1 mill ion resulting from changes in estimates associated with the refinancing of our term loans during 2Q 2017. We do not consider these to be indicative of our ongoing operating performance. B. Eliminates foreign exchange gains and losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of impacts of our foreign currency instruments used to hedge our balance sheet exposures. C. Represents expenses primarily related to employee termination benefits and other employee-related costs associated with our Axalta Way initiatives, which are not considered indicative of our ongoing operating performance. D. Represents fees paid to consultants for professional services primarily related to our Axalta Way initiatives, which are not considered indicative of our ongoing operating performance. E. Represents integration costs related to the acquisition of the Industrial Wood business that was a carve-out business from Valspar. These amounts are not considered indicative of our ongoing operating performance. F. Represents acquisition-related expenses, including changes in the fair value of contingent consideration, as well as costs associated with the 2016 secondary offerings of our common shares by Carlyle, both of which are not considered indicative of our ongoing operating performance. G. During 3Q 2017, we recorded non-cash impairment charges related to the sale of a manufacturing facility previously announced for closure of $4 million. We do not consider this to be indicative of our ongoing operating performance. H. Represents costs for non-cash fair value inventory adjustments associated with our business combinations, which we do not consider indicative of ongoing operations. I. The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, there were no discrete items removed from our income tax expense for the 2Q 2017 and 2Q 2016.

Thank you Investor Relations Contact: Chris Mecray Christopher.Mecray@axaltacs.com 215-255-7970